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                                     EXHIBIT 8.1


                                     [LETTERHEAD]

                                      KUTAK ROCK                ATLANTA
                                     A PARTNERSHIP              KANSAS CITY
                         INCLUDING PROFESSIONAL CORPORATIONS    LITTLE ROCK
                                      SUITE 2900                NEW YORK
                                717 SEVENTEENTH STREET          OKLAHOMA CITY
                             DENVER, COLORADO 80202-3329        OMAHA
                                    (303) 297-2400              PHOENIX
                               FACSIMILE (303) 292-7799         PITTSBURGH
                                                                WASHINGTON


                                   November 12, 1996



Metropolitan Asset Funding, Inc.
929 West Sprague Avenue, Suite 106
Spokane, Washington  99204

Ladies and Gentlemen:

    We have acted as counsel to Metropolitan Asset Funding, Inc. (the "Registrant") in connection with the preparation of (i) the Registration Statement on Form S-3 (Registration No. 333-11447) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), including the form of Prospectus forming a part thereof (collectively, the "Prospectus") and (ii) Pre-Effective Amendments thereto (together, the "Registration Statement"). The Registration Statement and the Prospectus relate to the registration of Mortgage Pass-Through Certificates (the "Offered Certificates"). The Offered Certificates will be created and issued pursuant to a Pooling and Servicing Agreement entered into among The Bank of New York, as trustee, (the "Trustee"), Metwest Mortgage Services, Inc, the Sellers and you (the "Pooling Agreement"), as described in the Registration Statement. Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

    We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering
these opinions.   In rendering the following opinions, we have assumed the
accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope


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Metropolitan Asset Funding, Inc.
October 21, 1996
Page 2




of their official capacities and have not verified the accuracy or truthfulness thereof. We have further assumed that the Trust will be organized and operated as described in the Prospectus. We moreover have assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings.

    Further, we have assumed for the purposes of the opinions set forth below that (i) the parties to the Pooling Agreement will discharge all of their obligations thereunder in all material respects, (ii) the Offered Certificates will be created and issued substantially in the form set forth in the Pooling Agreement, all as described in the Registration Statement, (iii) the Offered Certificates will be duly authorized by all necessary action, duly executed, authenticated by the Trustee and delivered in accordance with the provisions of the Pooling Agreement and (iv) the Mortgage Pool will be formed and operated as set forth in the Pooling Agreement. In addition, we have assumed that the parties to the Pooling Agreement will satisfy their respective obligations thereunder.

    The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated and proposed thereunder, current administrative positions of the Internal Revenue Service (the"IRS") and existing judicial decisions. Changes in the Code, the Regulation, or interpretation thereof could preclude us from rendering a similar opinion in the future.

    On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that, as of the date hereof:

    (i) the Mortgage Pool is a REMIC within the meaning of Section 860D of the Code, and the Offered Certificates are characterized as regular interests in such REMIC; and

    (ii) the description of selected federal income tax consequences of the ownership of the Offered Certificates under the heading of "Federal
Income Tax Consequences" in the Prospectus discusses all material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates, to the purchasers described in such description subject to special rules under the Internal Revenue Code of 1986, as amended, and the description is accurate in all material respects with respect to those tax consequences that are discussed.


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Metropolitan Asset Funding, Inc.
October 21, 1996
Page 3



    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Federal Income Tax Consequences", "Legal Matters" and other references thereto in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations or the Commission issued thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                       Respectfully submitted,

                                       /s/ Kutak Rock

                                       Kutak Rock